                                                                     EXHIBIT 4.1



                              eFunds Corporation
                           STOCK INCENTIVE PLAN FOR
                           DELUXE CONVERSION AWARDS,
                                  AS AMENDED


Section 1. Purpose.
------------------

          The purpose of the Plan is to provide substitute Options to certain employees of the Company and its Affiliates and certain employees of the Company's parent corporation, Deluxe Corporation, and its Affiliates, as a result of the adjustments to be made to certain outstanding options under the Deluxe Corporation 1984 Stock Option Plan, the Deluxe Corporation Stock Incentive Plan (as amended) or the Deluxe Corporation 1998 DeluxeSHARES Plan in connection with the distribution by Deluxe Corporation to its shareholders of Deluxe Corporation's remaining interest in the Company.

Section 2. Definitions.
----------------------

          As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Affiliate" shall mean (i) when used with reference to the Company, any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) when used with reference to Deluxe, any entity that, directly or indirectly through one or more intermediaries, is controlled by Deluxe. As used in this definition, "control" shall mean the right, either directly or indirectly, to elect a majority of the directors of a company without the consent or acquiescence of any third party.

          (b) "Board" shall mean the Board of Directors of the Company.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

          (d) "Committee" shall mean a committee of Directors designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Options granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with requirements for "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

          (e) "Company" shall mean eFunds Corporation, a Delaware corporation, and any successor corporation.

          (f) "Deluxe" shall mean Deluxe Corporation, the parent corporation of the Company.
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          (g) "Deluxe Option" shall mean an Option to purchase shares of Deluxe common stock which was granted under a Deluxe Option Plan (i) on or before August 11, 2000 or (ii) after August 11, 2000, but only if the Deluxe option agreement relating to the Deluxe option granted after August 11, 2000 expressly provides that the Deluxe option will be subject to adjustment in connection with the Spin-Off.

          (h) "Deluxe Option Agreement" shall mean the Participant's agreement or agreements with or award from Deluxe containing the terms and conditions of a Deluxe Option, including any executive retention or other agreement, in writing and executed between a Participant and Deluxe, setting forth additional or alternative terms and conditions of the Participant's Deluxe Options.

          (i) "Deluxe Option Plan" shall mean any one of the Deluxe Corporation 1984 Stock Option Plan, the Deluxe Corporation Stock Incentive Plan (as amended) or the Deluxe Corporation 1998 DeluxeSHARES Plan, whichever Plan is applicable.

          (j) "Director" shall mean a member of the Board.

          (k) "eFunds Option" shall mean an Option to purchase Shares pursuant to the terms of this Plan, which Option is granted as a result of any adjustments made to an Eligible Person's Deluxe Option under the provisions of the applicable Deluxe Option Plan in connection with the Spin-Off.

          (l) "Eligible Person" shall mean any person who holds an outstanding Deluxe Option as of the Record Date.

          (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (n) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be, if the Shares are then traded on the Nasdaq National Market, the last sale price of the Shares as reported on the Nasdaq National Market on such date or, if the Nasdaq National Market is not open for trading on such date, on the most recent preceding date when it is open for trading.

          (o) "Incentive Stock Option" shall mean an option that is intended to meet the requirements of Section 422 of the Code or any successor provision and which, for purposes of this Plan, (i) relates to a Deluxe Option that was an Incentive Stock Option immediately prior to the Record Date and (ii) continues to meet the requirements of Section 422 of the Code or any successor provision after the Record Date.

          (p) "Non-Qualified Stock Option" shall mean an option that is not intended to be an Incentive Stock Option.

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          (q)  "Option" shall mean an Incentive Stock Option or a Non-Qualified
Stock Option and specifically, for purposes of this Plan, it shall mean an eFunds Option.

          (r) "Option Agreement" shall mean a written schedule or other document showing the adjustments made to the Participant's outstanding Deluxe Options under and pursuant to the terms of the applicable Deluxe Option Plan, which Option Agreement shall include the number of Shares subject to the eFunds Options, the exercise price or prices of the eFunds Options and the expiration date or dates of the eFunds Options. Each Option Agreement shall be subject to the applicable terms and conditions of the respective Deluxe Option Plan under and pursuant to which the Deluxe Options were granted and the terms and conditions of the applicable Deluxe Option Agreement, as adjusted and modified by the terms and conditions of this Plan and the terms set forth in the Option Agreement. To the extent that any of the terms in the applicable Deluxe Option Plan or Deluxe Option Agreement are inconsistent with the terms of this Plan or the Option Agreement with respect to the eFunds Options, the terms of this Plan and the Option Agreement shall govern, and if there is any inconsistency between this Plan and the terms contained in an Option Agreement, the terms of this Plan shall govern.

          (s) "Participant" shall mean an Eligible Person designated to be granted an Option under the Plan.

          (t) "Person" shall mean any individual, corporation, partnership, association or trust.

          (u) "Plan" shall mean this eFunds Corporation Stock Incentive Plan for Deluxe Conversion Awards, as amended from time to time.

          (v) "Record Date" shall mean the date selected and approved by the Board of Directors of Deluxe as the date for determining the holders of record of Deluxe common stock who shall be entitled to receive shares of eFunds common stock in the Spin-Off.

          (w) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

          (x) "Shares" shall mean shares of Common Stock, par value $0.01 per share, of the Company or such other securities or property as may become subject to Options pursuant to an adjustment made under Section 4(c) of the Plan.

          (y) "Spin-Off" shall mean the pro rata distribution by Deluxe to its shareholders of all or substantially all of the shares of eFunds common stock owned by Deluxe.

          (z) "Stock Option Conversion Equation" shall mean the equation attached as Exhibit A hereto.

          (aa) "Tax Sharing Agreement" shall mean the agreement by that name by and between Deluxe and eFunds dated as of April 1, 2000, as the same may be amended from time to time.

Section 3.  Administration.
--------------------------

          (a) Power and Authority of the Committee.  The Plan shall be
              ------------------------------------
administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:
(i) designate Participants; (ii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Option; (iii) determine the terms and conditions of any Option or Option Agreement; (iv) amend the terms and conditions of any Option or Option Agreement; (v) accelerate the exercisability of any Option or the lapse of restrictions relating to any Option; (vi) determine whether, to what extent and under what circumstances Options may be exercised in cash, Shares, promissory notes, other securities or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other property and other amounts payable with respect to an Option under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee;
(vii) interpret and administer the Plan and any instrument or agreement, including an Option Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Option and any employee of the Company or any Affiliate.

          (b) Delegation.  The Committee may delegate its powers and duties
              ----------
under the Plan to one or more Directors or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan with regard to Options granted to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

          (c) Power and Authority of the Board of Directors.  Notwithstanding
              ---------------------------------------------
anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4.  Shares Available for Options.
----------------------------------------

          (a) Shares Available.  Subject to adjustment as provided in Section
              ----------------
4(c) of the Plan, the aggregate number of Shares which may be issued under all Options under the Plan shall be 3,350,000.

          (b) Adjustments.  In the event that the Committee shall determine that
              -----------
any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the

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Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Options, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Options and (iii) the purchase or exercise price with respect to an Option; provided, however, that the number of Shares covered by an Option or to which such Option relates shall always be a whole number.

Section 5.  Eligibility.
-----------------------

          Any Eligible Person shall be eligible to be designated a Participant.

Section 6.  Options.
-------------------

          The Committee is hereby authorized and directed to grant eFunds Options to Participants with the terms and conditions set forth below. Other than as specified in this Plan or the Option Agreement, the terms and conditions of the applicable Deluxe Option Plan and Deluxe Option Agreement to which an eFunds Option relates shall remain in effect.

          (a) Grant of eFunds Options.  The eFunds Options to be granted under
              -----------------------
the Plan shall be granted as of the close of business on the Record Date as a result of adjustments made to outstanding Deluxe Options in connection with the Spin-Off under the applicable Deluxe Option Plan. The number of eFunds Options granted to a Participant shall be determined based on the Stock Option Conversion Equation as applied to the number of outstanding Deluxe Options held by the Participant as of the Record Date, and then rounded up or down to the nearest whole share; provided, however, that with respect to an Incentive Stock Option the number shall be rounded down to the nearest whole share.

          (b) Option Exercise Price.  The eFunds Options granted under the Plan
              ---------------------
shall have an exercise price or exercise prices determined based on the Stock Option Conversion Equation as applied to the original exercise price or prices of the corresponding outstanding Deluxe Options held by the Participant as of the Record Date as a result of adjustments made to outstanding Deluxe Options in connection with the Spin-Off under the applicable Deluxe Option Plan. The exercise price of an Incentive Stock Option under this Plan shall be rounded up to the nearest whole cent.

          (c) Vesting.  The vesting provisions of the eFunds Options shall be
              -------
the same as the Deluxe Options to which the eFunds Options relate, assuming, for vesting purposes, that the date of grant of the eFunds Options was the same as the date of grant for the corresponding Deluxe Options; provided, however, that
(i) the vesting provision of options awarded under the 1998 DeluxeSHARES Plan that is conditioned upon the per share price of Deluxe common stock reaching a market price at least equal to 150% of the per share purchase price (exercise price) applicable to each such option shall be modified to require that vesting prior to the third anniversary of the applicable option award will be conditioned upon the per Share price of eFunds Common Stock reaching a market price at least equal to 150% of the per share exercise price determined in accordance with Section 6(b) of the eFunds Option corresponding to the option issued under the 1998 DeluxeSHARES Plan and (ii) any vesting provision contained in a Deluxe Option Agreement or Deluxe Option Plan relating to a change of control of Deluxe shall mean, for purposes of the corresponding eFunds Options, a change of control of eFunds subsequent to the Spin-Off.

          (d) Exercisability of Options and Option Term.  The exercisability
              -----------------------------------------
provisions and the term (including the applicability of any early termination provision) of each eFunds Option shall be the same as the exercisability provisions and term (including the applicability of any early termination provision) of the corresponding Deluxe Option to which the eFunds Option relates, assuming, for such purposes, that the date of grant of the eFunds Option was the same as the date of grant for the corresponding Deluxe Option, except that, with respect to eFunds Options relating to Deluxe Options granted prior to 1998 or granted under the 1998 DeluxeSHARES Plan, the exercisability provisions and term of such Options based on past employment or contingent upon continued employment shall mean and include past employment with Deluxe and continued employment with eFunds for those Participants who are employees of eFunds effective as of the Spin-Off.

          (e)  Method of Exercising Options.
               ----------------------------

               (i) Subject to the terms and conditions of this Plan, an Option may be exercised by written notice to the Company, to the attention of the Secretary, or notice under such other procedure established by the Company for the exercise of an Option. Such notice shall indicate the election to exercise the Option, the number of Shares as to which the Option is being exercised, the manner of payment, the address to which the certificate representing the Shares should be mailed, and the Participant's social security number and shall be signed or authorized by the person or persons so exercising the Option. The notice shall be accompanied by payment in full of the exercise price for all Shares designated in the notice. To the extent that the Option is exercised after the Participant's death, the notice of exercise shall also be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

               (ii) Payment of the exercise price shall be made to the Company through one or a combination of the following methods:

               (A) by wire transfer or delivery of a certified or bank cashier's check payable to the Company or cash, in United States currency, or such other payment method as may be acceptable to the Committee; or

               (B) for options granted under the Deluxe Corporation 1984 Stock Option Plan or the Deluxe Corporation Stock Incentive Plan (as amended), by delivery of shares of Common Stock acquired by the Participant more than six months prior to the date of exercise having a Fair Market Value on the date of exercise equal to the Option exercise price under rules of general application established by the Committee. The Participant shall duly endorse all certificates delivered to the Company in blank and shall represent and warrant in writing that the Participant is the owner of the shares so delivered, free and clear of all liens, encumbrances, security interests and restrictions.

          (f)  Income Tax Withholding.  In order to provide the Company or
               ----------------------
Deluxe, as the case may be, with the opportunity to claim the benefit of any income tax deduction which may be available to the Company or Deluxe upon the exercise of the Option, and in order to comply with all applicable income tax laws or regulations and the Tax Sharing Agreement, the Company shall take such action as is appropriate to ensure that all applicable income, withholding, social security, payroll or other taxes, which shall be the sole and absolute responsibility of the Participant, are withheld or collected from the Participant. A Participant may, at the Participant's election (the "Tax Election"), satisfy any applicable tax withholding obligations by (i) electing to have the Company withhold a portion of the Shares of Common Stock otherwise to be delivered upon exercise of the Option having a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes. The Tax Election must be made on or before the date that the amount of tax to be withheld is determined.

          (g) Restrictions; Securities Exchange Listing.  All Shares or other
              -----------------------------------------
securities delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable securities laws, rules or regulations, and other regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on the Nasdaq National Market or a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Option unless and until such Shares or other securities have been admitted for trading on the Nasdaq National Market or such securities exchange.

Section 7.  Amendment and Termination; Adjustments.
--------------------------------------------------

          (a) Amendments to the Plan.  Subject to the provisions of Section 7(b)
              ----------------------
below, the Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Option Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that requires stockholder approval under the rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company.

          (b) Amendments to Options.  Subject to the provisions of the Plan, the
              ---------------------
Committee may waive any conditions of or rights of the Company under any outstanding Option, prospectively or retroactively. Except as otherwise provided herein, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Option, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Option, without the consent of the Participant or holder or beneficiary thereof.

          (c) Correction of Defects, Omissions and Inconsistencies.  The
              ----------------------------------------------------
Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.  General Provisions.
------------------------------

          (a) No Rights to Options.  No Eligible Person, Participant or other
              --------------------
Person shall have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Options under the Plan. The terms and conditions of Options need not be the same with respect to any Participant or with respect to different Participants.

          (b) Option Agreements.  No Participant shall have rights under an
              -----------------
Option granted to such Participant unless and until an Option Agreement shall have been duly executed on behalf of the Company.

          (c) No Rights of Stockholders.  Neither a Participant nor the
              -------------------------
Participant's legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon exercise or payment of any Option, in whole or in part, unless and until the Shares have been issued.

          (d) No Limit on Other Compensation Arrangements.  Nothing contained in
              -------------------------------------------
the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

          (e) No Right to Employment.  The grant of an Option shall not be
              ----------------------
construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement.

          (f) Governing Law.  The internal law, and not the law of conflicts, of
              -------------
the State of Delaware, shall govern all questions concerning the validity, construction and effect of the Plan or any Option, and any rules and regulations relating to the Plan or any Option.

          (g) Severability.  If any provision of the Plan or any Option is or
              ------------
becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction or Option, and the remainder of the Plan or any such Option shall remain in full force and effect.

          (h) No Trust or Fund Created.  Neither the Plan nor any Option shall
              ------------------------
create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

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

          (i) No Fractional Shares.  No fractional Shares shall be issued or
              --------------------
delivered pursuant to the Plan or any Option, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

          (j) Headings.  Headings are given to the Sections and subsections of
              --------
the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

          (k) Other Benefits.  No compensation or benefit granted to or realized
              --------------
by any Participant under the Plan shall be included for the purpose of computing such Participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 9.  Effective Date of the Plan.
--------------------------------------

          The Plan shall be effective as of April 17, 2000, subject to approval by Deluxe Corporation, as the sole stockholder of the Company.

Section 10. Term of the Plan.
-----------------------------

          The Plan shall continue until the Options under the Plan are exercised or terminate. The authority of the Committee provided for hereunder with respect to the Plan and any Options, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

                                                                       EXHIBIT A

Stock Option Conversion Equation:

Record Date means with respect to eFunds common stock the close of trading on the Nasdaq National Market on the record date for the Spin-Off (as defined in the Plan) and with respect to Deluxe common stock the close of trading on the New York Stock Exchange ("NYSE") on the record date for the Spin-Off.

eFns means the total number of eFunds shares held by Deluxe on the Record Date.

eFmpr means the price per share of eFunds stock under the trading symbol EFDS as reported on the Nasdaq National Market on the Record Date.

MVeF means the total market value of eFunds shares held by Deluxe on the Record Date, calculated as follows:

     MVeF = eFns x eFmpr

DXns means the total number of Deluxe shares outstanding on the Record Date.

DXmpr means the price per share of Deluxe stock under the trading symbol DLX as reported by the NYSE on the Record Date.

MVDX means the total market value of Deluxe on the Record Date less MVeF, calculated as follows:

     MVDX = DXns x DXmpr - MVeF

NDX means the total number of outstanding and unexercised shares of Deluxe that may be acquired by the exercise of a Deluxe Option (as defined in the Plan) on the Record Date.

DXhmpr means the hypothetical per share price of Deluxe stock resulting from the adjustment to DXmpr calculated as follows:

     DXhmpr = DXmpr x MVDX / (MVeF + MVDX)

E means the original exercise price to purchase one Deluxe share under a Deluxe Option.

eFopr means the adjusted exercise price of an eFunds Option (as defined the Plan), calculated in accordance with the formulas below.

DXopr means the adjusted exercise price of a Deluxe Option made pursuant to applicable terms of the Deluxe Option Plan (as defined in the Plan) under which the Deluxe Option was originally granted on the Record Date, calculated in accordance with the formulas below.

NeF means the number of eFunds shares that may be purchased pursuant to an eFunds Option after the conversion of the Deluxe Option into an eFunds option, calculated in accordance with the formulas below.

I means the intrinsic value of a Deluxe Option on the Record Date calculated in accordance with the formulas below.

IDX means the intrinsic value of a Deluxe Option immediately after the Record Date calculated in accordance with the formulas below.

IeF means the intrinsic value of an eFunds Option immediately after the Record Date calculated in accordance with the formulas below.


Calculations for eFunds Options:

1)   I = NDX x (DXmpr-E)

2)   IDX = I x MVDX / (MVeF + MVDX)

3)   IeF =  I x MVeF / (MVeF + MVDX)

4)   eFopr = eFmpr x (E / DXmpr)

5)   NeF = IeF / (eFmpr - eFopr)


Calculation for Adjustments to Deluxe Options:

1)   DXopr = E x (DXhmpr / DXmpr)

2)   NDX = no change


                                       2